EXHIBIT 99

         According to A.M Best Company, the aggregate market for medical professional liability insurance in the markets in which NCRIC Group, Inc. operates (the District of Columbia, Delaware, Maryland, Virginia and West Virginia) was $503 million (as measured by Direct Premiums Written - "DPW") in 2002. Based on this information, NCRIC Group, Inc.'s market share was 10% in the aggregate; and the state by state breakdown is as follows:

                                     District of
                                      Columbia      Maryland    West Virginia      Delaware      Virginia
                                                                  (Dollars in millions)

Total DPW.......................     $    38        $   171        $   103        $    23        $   168
NCRIC, Inc.'s Market Share......          56%             3%             8%             8%             9%
NCRIC, Inc.'s Rank in Market....          1               6              5              5              2